 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2016, Amyris, Inc. (the “Company”) entered into a Strategic Partnership Agreement (the “Agreement”) with Ginkgo Bioworks, Inc. (“Ginkgo”), pursuant to which the Company will transfer certain intellectual property (the “Initial Technology Transfer”) to Ginkgo by June 30, 2016 in exchange for a fee of $20,000,000 to be paid by Ginkgo to the Company in two installments. The first payment will be made on or prior to July 24, 2016, subject to the completion of the Initial Technology Transfer. The second payment, in the amount of $5 million will be made, upon the satisfaction of certain conditions, by March 31, 2017.

Pursuant to the Agreement, the Company and Ginkgo agreed to pursue the negotiation and execution of a detailed definitive partnership and license agreement (the “Subsequent Partnership Agreement”) setting forth the terms of a commercial partnership and collaboration arrangement between the parties (the “Partnership”).

Under the Agreement, the parties will collaborate to develop, manufacture and sell commercial products and would generally share equally the fees and cost-sharing, milestone and “value-creation” payments resulting from the development and sales of such products. The Companies will share in the value and effort of new collaborations to develop products, and Amyris will be responsible for the scaling-up and production of the newly developed products. Amyris will produce and sell to Ginkgo at its cost plus an agreed margin, and the profit on the sale of the product will be shared equally between the parties. In connection with the Partnership, the parties would provide each other with a license and other rights to certain intellectual property necessary to support the development and manufacture of the products under the Partnership, and would provide each other with access to certain other intellectual property useful in connection with the activities to be undertaken under the Subsequent Partnership Agreement.

The Subsequent Partnership Agreement would provide that, subject to certain exceptions, all future third party contracts of the parties would be subject to the Partnership and the approval of the other party (not to be unreasonably withheld), and the parties would generally be prohibited from licensing the intellectual property subject to the Partnership to third parties.

The parties would each bear their own respective costs and expenses relating to the Partnership, including capital expenditures. The initial term of the Subsequent Partnership Agreement would be for three years, and would automatically renew for successive one-year terms unless either party provided written notice of termination not less than 90 days prior to the expiration of the then-current term, subject to the right of the parties to terminate the Agreement by mutual agreement or for cause or upon a material breach. In addition, the Subsequent Partnership Agreement would provide that the parties would evaluate the performance of the Partnership under mutually-agreed criteria on the 18-month anniversary of the Subsequent Partnership Agreement, and if either party did not satisfy its performance criteria, the other party would have the right to terminate the Subsequent Partnership Agreement on 30 days written notice.

In connection with the execution of the Subsequent Partnership Agreement, the Company would issue to Ginkgo an option to purchase 5 million shares of common stock of the Company at an exercise price of $0.50, exercisable for one year from the date of issuance.

Furthermore, pursuant to the terms of the Agreement, Stegodon Corporation, the agent and lender under the Company’s Loan and Security Agreement, dated as of March 29, 2014, as subsequently amended on June 12, 2014, March 31, 2015 and November 30, 2015 (as amended, the “Loan Facility”), as assignee of Hercules Capital, Inc. (formerly Hercules Technology Growth Capital, Inc.), agreed to certain waivers and amendments to the Loan Facility. Upon the execution of the Agreement, Stegodon Corporation agreed to waive the covenant in the Loan Facility requiring the Company to maintain unrestricted, unencumbered cash in defined U.S. bank accounts in an amount equal to at least 50% of the principal amount outstanding under the Loan Facility (the “Minimum Cash Covenant”) and any required amortization payments until October 31, 2016. In addition, pursuant to the Agreement, upon the execution of the Subsequent Partnership Agreement, Ginkgo would cause Stegodon Corporation to agree to amend the Loan Facility to (i) extend the maturity date of all outstanding loans under the Loan Facility to June 30, 2019, (ii) waive any required amortization payments until June 30, 2019 and (iii) remove the Minimum Cash Covenant. The Company would pay certain “value-creation” payments received by the Company under the Agreement to Stegodon Corporation to be applied to the loans outstanding under the Loan Facility up to an agreed monthly amount, if any.

The Agreement expires on the earlier to occur of (i) the execution by the parties of the Subsequent Partnership Agreement and (ii) August 15, 2016, subject to the rights of the parties to extend the term of the Agreement by mutual agreement and subject to the right of the parties to terminate the Agreement by mutual agreement or upon the occurrence of a material breach or default by the other party that remains uncured 10 days after notice thereof. If the parties do not enter into the Subsequent Partnership Agreement on or prior to August 15, 2016 (unless such date is mutually extended by the parties), the Company will grant Ginkgo a non-sublicensable, perpetual license to the intellectual property subject to the Initial Technology Transfer, which license shall bear a royalty at a rate equal to ten percent (10%) of net sales payable quarterly.

The consummation of the Partnership pursuant to the Subsequent Partnership Agreement will be subject to certain conditions, including that the parties agree on a plan to modify certain existing or pending third party contracts, that the Company extend the maturity date of certain of its debt instruments, and the completion of the portions of the Initial Technology Transfer scheduled to be completed prior to the execution of the Subsequent Partnership Agreement. There can be no assurance that the Company and Ginkgo will reach final agreement regarding the Subsequent Partnership Agreement, that the terms of such agreement as finally negotiated will be favorable to the Company or the same as those contemplated in the Agreement, and any failure to consummate the Subsequent Partnership Agreement on favorable terms or at all may have a material adverse effect on the business and operations of the Company.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the execution of the Subsequent Partnership Agreement and the satisfaction of conditions relating thereto, the terms and provisions of the Subsequent Partnership Agreement, the consummation of the Partnership and the terms thereof, the occurrence of transactions related to, or resulting from, the execution of the Subsequent Partnership Agreement or the consummation of the Partnership, certain potential amendments to the Loan Facility, the payment of certain fees and the granting of certain licenses under the Agreement and the satisfaction of conditions relating thereto. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 29, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer